Exhibit 99.1

HERITAGE BANKSHARES, INC.	150 Granby Street
Norfolk, Virginia 23510

FOR IMMEDIATE RELEASE

Press Release

Contact:	John O. Guthrie
Phone:	757-648-1523

Heritage Bankshares, Inc. Announces Deregistration of Common Stock, Extension of Share Repurchase Program

Norfolk, Va.: November 27, 2012 – Heritage Bankshares, Inc. (“Heritage”; the “Company”) (OTCQB: HBKS), the parent of Heritage Bank (the “Bank”), today made the following announcements.

Deregistration of Common Stock

The Company announced that it has filed a Form 15 with the Securities and Exchange Commission (“SEC”) to deregister its common stock, which was previously registered pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”). The Jumpstart Our Business Startups Act (“JOBS Act”) enacted earlier this year amended the Exchange Act to, among other things, permit banks and bank holding companies with fewer than 1,200 security holders of record to deregister securities previously registered with the SEC. Currently, the Company has approximately 825 shareholders of record. The Company’s deregistration will be effective 90 days after the date of filing the Form 15. As a result, the Company will no longer be subject to the periodic reporting requirements of the Exchange Act after the deregistration becomes effective, except that pursuant to Section 15(d) of the Exchange Act the Company is required to and will file a Form 10-K for its fiscal year ended December 31, 2012 on or before March 31, 2013.

The Company is taking this action in order to reduce the legal, accounting and administrative costs associated with being a reporting company under the Exchange Act. Michael S. Ives, President & Chief Executive Officer of the Company and the Bank, stated, “The Company’s decision to deregister was made by our Board after careful consideration of the advantages and disadvantages of being a public company, particularly in light of our size and the high costs and demands on management’s time associated with our ongoing compliance with SEC and Sarbanes-Oxley reporting requirements.”

The Company anticipates that its common stock will continue to be quoted on over-the-counter markets such as the OTC Markets Group and the OTC Bulletin Board (or their successor interdealer quotation systems) after deregistration to the extent market makers continue to agree to make a market in the Company’s stock. No guarantee, however, can be made that a trading market in the Company’s common stock through any over-the-counter market will be maintained.

Both the Company and the Bank will continue to comply with the financial reporting requirements of the Federal Reserve and other applicable regulatory agencies, which financial statements are and will continue to be available for review by our shareholders through the applicable agency(ies).

Extension of Share Repurchase Program

The Company also announced that its Board of Directors has approved the extension through March 31, 2013 of the share repurchase program that was authorized by the Board in January 2012. Except for this extension of the end-date, the other terms and conditions of the program have not been amended in any way.

The share repurchase program allows the Company to repurchase up to 116,000 shares, or approximately 5%, of the Company’s outstanding common stock. Such share repurchases may be made through open market or privately negotiated transactions, or through other permissible transactions, in each case in accordance with applicable securities laws, and the repurchases will continue to be funded through cash from operations. The Company will continue to determine the timing and the amount of any repurchases based on its evaluation of market conditions, share price and other factors, and the repurchase program does not obligate the Company to make repurchases at any specific time or situation and may be suspended or terminated at any time.

To date, the Company has repurchased 30,000 shares of its common stock under the program.

About Heritage

Heritage is the parent company of Heritage Bank (www.heritagebankva.com). Heritage Bank has four full-service branches in the city of Norfolk, two full-service branches in the city of Virginia Beach, and one full service branch in the city of Chesapeake.

Forward Looking Statements

The press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook, or estimate. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from the anticipated results, performance, achievements or business strategy expressed or implied by such forward-looking statements. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from anticipated results, performance, achievements and business strategy include: general and local economic conditions, competition, significant increases in capital requirements or other significant changes in regulatory requirements, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s most recent Form 10-K filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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